UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

New ORRI

On September 9, 2025, LHO Operating, LLC, an entity of which EON Resources Inc. (the “Company”) indirectly owns 100% of the outstanding equity interests, (“LHO”) entered into a Conveyance of Overriding Royalty Interest (the “ORRI Conveyance”) with an affiliate of Virtus Energy Partners, LLC (“Investor”). Pursuant to the ORRI Conveyance, LHO conveyed an overriding royalty interest in and to certain interests, hydrocarbons and wells owned by LHO (the “New ORR Interest”) to Investor as follows: (i) a 15% perpetual overriding royalty interest in existing leases and wells in the Grayburg Jackson Field (“GJF”); and (ii) a 5% perpetual overriding royalty interest in the San Andres Formation (as defined in the ORRI Conveyance”) in wells to be drilled under the Farmout Program (defined below) with Virtus Energy Assets, LLC (“Virtus”), an affiliate of Virtus Energy Partners, LLC.

In connection with the ORRI Conveyance, LHO and Investor entered into an Agreement Regarding Overriding Royalty Interest (the “ORRI Agreement”) which, among other things, governs the terms of disbursements to be made to Investor in connection with the New ORR Interest. Pursuant to the ORRI Agreement, commencing on January 1, 2026, LHO is required to fund, or cause to be funded, qualified petroleum, exploration, development and production activities in an amount not less than $3,000,000 in each year through and including December 1, 2028 (the “Annual Capital Commitment”). If the Annual Capital Commitment is not met, the percentages of the New ORR Interest will increase by an amount (expressed in percentage points) equal to the product of (a) (i) 1.0 minus (ii) the amount of qualified expenditures divided by the Annual Capital Commitment, multiplied by (b) 0.02. Furthermore, LHO agreed to execute a conveyance of overriding royalty interests for any subsequently acquired interests in the subject interests, hydrocarbons and leases described in the ORRI Conveyance.

Investor has no right or power to participate in the operations of the GJF as a result of the conveyance of the New ORR Interest. LHO is required to use commercially reasonable efforts to market the subject hydrocarbons and utilize reasonable prudent operator standards in operating the GJF. LHO is not permitted to transfer any of the interests that are subject to the ORRI Conveyance or to assign or delegate any rights or obligations with respect to the New ORR Interest without the prior consent of Investor (except as described below in the Farmout Program).

The foregoing is a summary description of certain terms of the ORRI Conveyance and the ORRI Agreement. For a full description of all terms, please refer to copies of the ORRI Conveyance and the ORRI Agreement that are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Virtus Farmout Program

On September 9, 2025, LHO and Virtus entered into a Joint Development, Leasehold Purchase, and Area of Mutual Interest Agreement (the “Farmout Program”). Pursuant to the Farmout Program, Virtus paid LHO $5,000,000 in cash in consideration of the farmout of LHO’s rights in the San Andres Formation in the GJF in which Virtus will own a 65% operated working interest (the “Assigned Interest”) and LHO retained a 35% non-operated working interest. In connection with such farmout, Virtus has agreed to conduct certain confirmatory evaluation studies and to fund, drill, complete, and equip three horizontal wells within the GJF, with LHO’s interest in such initial operations to be carried to the tanks by Virtus. If further drilling is determined to be commercially viable by Virtus, LHO and Virtus will drill up to 12 additional horizontal wells targeting the GJF on or before December 31, 2030, to be completed on a “heads-up” basis. If Virtus does not complete such drilling commitment by December 31, 2030, Virtus will be required to reassign to LHO all right, title and interest to the Assigned Interest, other than wellbores drilled by Virtus and other specified exceptions.

Furthermore, for five years following September 9, 2025, if either Investor or Virtus acquire any oil, gas or mineral leasehold rights, wellbore interest, or other interests in oil gas, or mineral estate in certain designated sections of the GJF, then such party will be required to give the other party the option to participate in such acquisition up to its Subsequent AMI Participation Percentage (35% for LHO and 65% for Virtus).

The Farmout Program also provides for a mutual five-year right of first offer in the event that either of the parties determines to sell its interests that are subject to the Farmout Program to a third-party. If such right of first offer is exercised, the exercising party will have 45 days to negotiate in good faith and consummate the transaction for the sale of the offered interests in accordance with the material terms and conditions under which the selling party proposed to sell the offered interests.

The foregoing is a summary description of certain terms of the Farmout Program. For a full description of all terms, please refer to copies of the Farmout Program that is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Pogo Royalty Purchase, Sale, Termination and Exchange

As previously reported, on February 10, 2025, the Company entered into a Purchase, Sale, Termination and Exchange Agreement (the “PSTE Agreement”), by and among the Company, HNRA Upstream, LLC, which is managed by, and is a subsidiary of, the Company (“OpCo”), HNRA Partner, Inc., which is a wholly owned subsidiary of OpCo (“SPAC Subsidiary”), EON Energy, LLC (f/k/a HNRA Royalties, LLC), which is a wholly owned subsidiary of the Company (“EON Energy”), CIC Pogo LP (“CIC”), DenCo Resources, LLC (“DenCo”), Pogo Resources Management, LLC (“Pogo Management”), 4400 Holdings, LLC (“4400”), and Pogo Royalty, LLC (“Pogo Royalty”). Pursuant to the PSTE Agreement, the Company agreed to purchase a 10% overriding royalty interest in existing leases and wells in the GJF (the “Pogo ORRI”) from Pogo Royalty for $14,000,000 (the “Pogo ORRI Purchase Price”), payable in cash at the closing of the transactions contemplated by the PSTE Agreement (the “Closing”). In addition, at the Closing, Pogo Royalty agreed to waive all outstanding interest accrued under the promissory note in the aggregate principal amount of $15,000,000 issued to Pogo Royalty (the “Seller Note”), reduce the outstanding principal amount of the Seller Note to $7,000,000 and settle and discharge the Seller Note in exchange for the payment of $7,000,000 in cash. Pogo Royalty further agreed to assign and transfer the 1,500,000 preferred units of OpCo (the “OpCo Preferred Units”), which were convertible into Class B common units of OpCo on November 15, 2025 at a ratio equal to the quotient of $20 divided by the average of the daily VWAP of the Company’s Class A Common Stock, $0.0001 per share (“Class A Common Stock”), during the five trading days prior to conversion, and thereafter were exchangeable for shares of Class A Common Stock on a one-to-one basis, to OpCo in exchange for the issuance by the Company of 1,500,000 shares of Class A Common Stock (the “Share Consideration”) at the Closing.

On September 9, 2025, the Company entered into an Amendment No. 4 to the PSTE Agreement (“Amendment No. 4”) whereby (i) the Pogo ORRI Purchase Price was reduced from $14,000,000 to $13,675,000, payable in cash at Closing, and (ii) the effective date of the transfer of the Pogo ORRI was changed from the first day of the month after the Closing occurs to the first day of the month in which the Closing occurs.

In addition, on September 9, 2025, the Closing occurred and the Company and Pogo Royalty consummated the transactions contemplated by the PSTE Agreement, including: (1) the Company paid the Pogo ORRI Purchase price to Pogo Royalty in cash; (2) the Company paid $7,000,000 in cash to Pogo Royalty for discharge and termination of the Seller Note; (3) Pogo Royalty assigned and transferred the OpCo Preferred Units to the Company; (4) the Company issued the Share Consideration to Pogo Royalty; and (5) Pogo Royalty transferred and conveyed the Pogo ORRI to the Company, effective as of September 1, 2025.

Following the Closing, the Company is the sole holder of all outstanding equity interests of OpCo.

Funds received by the Company for the conveyance of the New ORR Interest were utilized to make payments to Pogo Royalty to consummate the Closing.

The foregoing is a summary description of certain terms of Amendment No. 4. For a full description of all terms, please refer to the copy of Amendment No. 4 that is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of FIBT Term Loan

As previously reported, the Company, OpCo, SPAC Subsidiary, Pogo, LHO, and First International Bank & Trust (“FIBT”) entered into a Senior Secured Term Loan Agreement on November 15, 2023 (the “Loan Agreement”), setting forth the terms of a senior secured term loan facility in an aggregate principal amount of $28,000,000 (the “Term Loan”). The entire amount of the Term Loan was advanced in one tranche on November 15, 2023. In connection with the Term Loan, the Company, OpCo, SPAC Subsidiary, Pogo, LHO, and FIBT entered into a Pledge and Security Agreement on November 15, 2023 (the “Security Agreement”), whereby the Company, OpCo, SPAC Subsidiary, Pogo, and LHO granted a senior security interest to FIBT on all assets of such parties, except certain excluded assets described therein, including, among other things, any interests in the Pogo ORRI. Furthermore, in connection with the Term Loan, the Company, OpCo, SPAC Subsidiary, Pogo, LHO, and FIBT entered into a Guaranty Agreement on November 15, 2023 (the “Guaranty Agreement”), whereby the OpCo, SPAC Subsidiary, and LHO guaranteed payment and performance of the Company and each other under the Loan Agreement.

On September 9, 2025, the Company made payment to FIBT of approximately $19,3000,000, representing the full amount owed to FIBT under the Term Loan, following which all obligations under the Loan Agreement, Security Agreement, and Guaranty Agreement were deemed satisfied and repaid in all respects (except those obligations expressly surviving the termination of such agreements), and the related lien on the assets of the Company, OpCo, SPAC Subsidiary, Pogo, and LHO were released by FIBT.

Funds received by the Company for the conveyance of the New ORR Interest were utilized to make payments to FIBT for satisfaction and termination of the Term Loan.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in “Item 1.01 Entry into a Material Definitive Agreement” related to the issuance of Class A Common Stock as the Share Consideration is hereby incorporated by reference into this Item 3.02. The Company issued such shares of Class A Common Stock in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506(b) of Regulation D promulgated thereunder, and/or Section 3(a)(9) of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2025, the Board of Directors (the “Board”) of the Company approved cash payments to certain directors and named executive officers, with a portion to be paid upon closing of the transactions with Virtus and Investor, and the remainder to be paid later in 2025. Such cash payments consist of: (1) $250,000 to Dante Caravaggio, the Company’s Chief Executive Officer, President, and member of the Board, with $50,000 paid at closing, (2) $250,000 to David M. Smith, the Company’s General Counsel and Secretary, with $50,000 paid at closing, (3) $250,000 to Mitchell B. Trotter, the Company’s Chief Financial Officer and member of the Board, with $50,000 paid at closing, (4) $25,000 to Joseph Salvucci, Sr., a director and Chairman of the Board, with $10,000 paid at closing, (5) $25,000 to Joseph Salvucci, Jr., member of the Board, with $10,000 paid at closing, and (6) $25,000 to Byron Blount, a member of the Board, with $10,000 paid at closing.

In addition, the Board approved awards of restricted stock to certain directors and named executive officers, to be issued following approval by stockholders of the Company of a new equity incentive plan. Such equity awards consist of: (1) 250,000 shares of Class A Common Stock to Dante Caravaggio, (2) 250,000 shares of Class A Common Stock to David M. Smith, (3) 250,000 shares of Class A Common Stock to Mitchell B. Trotter (4) 25,000 shares of Class A Common Stock to Joseph Salvucci, Sr., (5) 25,000 shares of Class A Common Stock to Joseph Salvucci, Jr., and (6) 25,000 shares of Class A Common Stock to Byron Blount.

Item 7.01 Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release announcing the conveyance of the New ORR Interest, the Closing of the PSTE Agreement, and the termination of the Term Loan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 10, 2025, the Company issued a press release announcing certain terms of the Farmout Program with Virtus. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 and this Item 7.01 and in Exhibits 99.1 and 99.2, attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
2.1	Amendment No. 4 to Purchase, Sale, Termination and Exchange Agreement by and among the Company, OpCo, SPAC Subsidiary, EON Energy, Pogo Royalty, CIC, DenCo, Pogo Management, and 4400 dated September 9, 2025
10.1†*	Conveyance of Overriding Royalty Interest by and between LHO and Investor dated September 9, 2025
10.2*	Agreement Regarding Overriding Royalty Interest by and between LHO and Investor dated September 9, 2025
10.3†*	Joint Development, Leasehold Purchase, and Area of Mutual Interest Agreement by and between LHO and Virtus dated September 9, 2025
99.1	Press Release of EON Resources, Inc. entitled “EON Resources Inc. Announces $45.5 million of Funding Closed with the Simultaneous Settlement of Seller Obligations and Retirement of Senior Debt” issued on September 10, 2025
99.2	Press Release of EON Resources, Inc. entitled “EON Resources Inc. Announces Farmout of San Andres Rights to Virtus Energy Partners, LLC, $300+ million San Andres Horizontal Drilling Program, Up to a 90 Wells with a Reserve Value Estimated at $95+ million in Net PV-10” issued on September 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2025	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer